UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         The Boards of Directors of NB&T Financial Group, Inc. (“NBTF”), and The National Bank and Trust Company (the “Company”) have amended and restated The National Bank and Trust Company Annual Incentive Plan. The amendments include the following:

•

Texas Ratio and Efficiency Ratio were added as possible company performance objectives on which awards may be based, as well as others that might be determined by the Board of Directors, and the Board of Directors was given authority to determine the weighting of each performance objective.

•	The Board of Directors, with the input and recommendation of the Compensation Committee, was given sole discretion to reduce the amount payable with respect to any award.

•	For higher salary grade participants, the Company must have a Texas Ratio of 30% or less.

•

A clawback provision was added. If NBTF is required to prepare an accounting restatement due to material noncompliance with Generally Accepted Accounting Principles within three years after payout of an award, each Executive Officer participant will be required to reimburse the Company.

•	Revisions clarify the roles of management, the Compensation Committee and the Board of Directors in making various decisions under the plan.

No awards were made under this plan in 2011.

A copy of the amended and restated plan is included herein as Exhibit 10.18 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.18	The National Bank and Trust Company Annual Incentive Plan Amended and Restated Effective January 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ Craig F. Fortin
Craig F. Fortin
Chief Financial Officer

Date: February 24, 2012